UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2015

E2OPEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650)-645-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Related Transactions

On February 4, 2015, E2open, Inc., a Delaware corporation (the “Company”), Eagle Parent Holdings, LLC, a newly-formed Delaware limited liability company (“Parent”), and Eagle Acquisition Sub, Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $8.60 per share, net to the holder thereof in cash (the “Offer Price”), without interest.

The consummation of the Offer will be conditioned on (i) at least a majority of all shares of the Company’s outstanding common stock having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and (iii) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Acquisition Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, Acquisition Sub or the Company, or any of their respective wholly-owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest.

Unless otherwise agreed to by Parent and any holder of any option to purchase the Company’s common stock outstanding under the Company’s 2003 Stock Plan or 2012 Equity Compensation Plan (such plans, the “Company Stock Plans” and such option, a “Company Option”), each Company Option that is outstanding, whether or not vested, immediately prior to the Effective Time (as defined in the Merger Agreement), will be cancelled and converted automatically into the right to receive, in exchange for the cancellation of such Company Option, an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of the Company’s common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and (y) the Offer Price, less the per share exercise price of such Company Option. If the per share exercise price of any Company Option equals or exceeds the Offer Price, such Company Option will be cancelled without payment or consideration and all rights with respect to such Company Option will terminate as of the Effective Time.

Unless otherwise agreed to by Parent and any holder of any restricted stock unit outstanding under any of the Company Stock Plans (“Company Restricted Stock Units”), each Company Restricted Stock Unit that is outstanding as of immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive, in exchange for the cancellation of such Company Restricted Stock Unit, an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of the Company’s common stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time and (y) the Offer Price.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (as defined in the Merger Agreement) (subject to compliance with the procedures set forth in the Merger Agreement), provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. Parent has the right to match any Alternative Proposal so that such proposal fails to be a Superior Proposal, which would allow the Company to terminate the Merger Agreement. If the Company is permitted to terminate the Merger Agreement and does so, under such circumstances, the Company must pay Parent, concurrently with such termination, a $9.0 million termination fee. In addition, this termination fee is payable by the Company to Parent under other specified circumstances and in certain circumstances Parent is entitled to reimbursement of expenses incurred in connection with the transaction contemplated in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, each of Insight Venture Partners and Elliott Management entered into (i) limited guarantees in favor of the Company with respect to certain obligations and liabilities of Parent and Acquisition Sub under the Merger Agreement and (ii) equity commitment letters with Parent and the Company with respect to certain obligations and liabilities of Parent and Acquisition Sub under the Merger Agreement in an amount sufficient to fund the total consideration payable in the transaction (including related fees, costs and expenses).

Concurrently with the execution of the Merger Agreement, certain entities affiliated with John B. Mumford, the Chairman of our Board of Directors, and certain entities affiliated with Crosspoint Venture Partners (each, a “Major Stockholder” and collectively, the “Major Stockholders”) entered into a Tender and Support Agreement with Parent and Acquisition Sub (the “Support Agreements”), pursuant to which each of the Major Stockholders agreed, among other things, to tender their respective shares of the Company’s common stock (including those owned through the exercise or settlement of Company Options or Company Restricted Stock Units) (the “Subject Shares”) into the Offer and, during the period from the date of such Support Agreement through the earlier of (i) the date that the Merger Agreement is validly terminated, (ii) the Effective Time and (iii) an amendment to the Merger Agreement that decreases, or changes the form of, the consideration to be received in the Offer or the Merger (the “Support Period”), to not vote any of their Subject Shares in favor of any alternative Acquisition Proposals. Shares held by the Major Stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 15.7% of the Company’s common stock outstanding on the date of the Merger Agreement (excluding common stock issuable upon exercise of Company Options). Each of the Support Agreements will terminate upon the termination or expiration of the Support Period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Acquisition Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Acquisition Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Acquisition Sub.

Item 3.03. Material Modification to Rights of Security Holders

On February 4, 2015, the Board of Directors of the Company approved an Amendment (the “Amendment”) to the Preferred Shares Rights Agreement by and between the Company and Computershare Trust Company, N.A. as Rights Agent, dated January 16, 2015 (as amended, modified and supplemented from time to time, the “Rights Agreement”). The Amendment prevents the approval, execution, delivery or performance of the Merger Agreement or the Support Agreements (or other substantially similar agreements), or the consummation prior to the termination of the Merger Agreement of the Merger or any of the other transactions contemplated by the Merger Agreement or the Supports Agreements (or other substantially similar agreements), in each case, in accordance with their respective terms, from, among other things (i) causing or permitting the Rights (as defined by the Rights Agreement) to be exercised or exchanged, and (ii) causing Parent, Acquisition Sub, any party to any Support Agreement (or any other substantially similar agreement) or their respective affiliates to be deemed an Acquiring Person (as defined by the Rights Agreement) for any purpose under the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On February 5, 2015, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to the tender offer by Acquisition, a wholly-owned subsidiary of Parent, or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Parent and Acquisition Sub. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to Acquisition Sub’s tender offer because they contain important information, including the terms and conditions of the offer. The Company’s stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov.

Forward-looking Statements

This document contains certain statements which constitute forward-looking statements. These forward-looking statements include statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as the Company’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in the Company’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in the Company’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent and Acquisition Sub, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Eagle Parent Holdings LLC, Eagle Acquisition Sub, Corp. and E2open, Inc. dated as of February 4, 2015. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

4.1	Amendment to Preferred Shares Rights Agreement, dated as of February 4, 2015, by and between E2open, Inc. and Computershare Trust Company, N.A., as rights agent

99.1	Press Release of E2open, Inc., dated February 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E2OPEN, INC.

Dated: February 5, 2015	By:	/s/ Peter J. Maloney
Peter J. Maloney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Eagle Parent Holdings LLC, Eagle Acquisition Sub, Corp. and E2open, Inc. dated as of February 4, 2015. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

4.1	Amendment to Preferred Shares Rights Agreement, dated as of February 4, 2015, by and between E2open, Inc. and Computershare Trust Company, N.A., as rights agent

99.1	Press Release of E2open, Inc., dated February 5, 2015.